UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) – June 18, 2003

PHOTOGEN TECHNOLOGIES, INC.

(Exact name as specified in its charter)

NEVADA	0-23553	62-1742885
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

140 Union Square Drive New Hope, Pennsylvania	18938
(Address of principal executive offices)	(Zip Code)

(215) 862-6860
(Registrants’ telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Item 2.                  ACQUISITION OR DISPOSITION OF ASSETS.

General

On June 18, 2003, Photogen Technologies, Inc. closed its acquisition of assets related to the imaging and diagnostic imaging business, including Imagent® (perflexane lipid microspheres), an FDA-approved product, of Alliance Pharmaceutical Corp.  Imagent® is a contrast agent designed to enhance ultrasound imaging.  We generally refer to the assets we acquired as the “Imagent® assets.”  We also entered into a number of agreements related to that acquisition.  We are also currently seeking additional capital to operate the Imagent® assets and to continue our development programs.

Asset Purchase

The Imagent® assets we acquired include patents and other intellectual property related to the Imagent® product, the FDA approval for marketing Imagent® in the United States, claims and causes of action relating to these assets, the right to hire certain Alliance employees, machinery and equipment, inventory and contract rights.  The contracts we assumed include the lease for Alliance’s San Diego, California manufacturing facility (which we intend to continue to operate to manufacture Imagent®) and certain marketing relationships.  We agreed to assume certain additional specified liabilities of Alliance, including certain obligations of Alliance to its creditors, employees and vendors; but we did not assume any other Alliance liabilities.

At the closing, we paid approximately $1,300,000 in cash and delivered 2,198,137 shares of our Common Stock.  At the direction of Alliance, we delivered the cash and stock to creditors, employees and vendors of Alliance.  In addition to the bridge financing we provided to Alliance before the closing, our purchase of a $1,250,000 interest in Alliance's obligations to Xmark (one of Alliance's creditors), and our assumption of specified Alliance operating liabilities related to Imagent®, we are obligated to pay additional amounts to Alliance secured and unsecured creditors after the closing (including Xmark, discussed below, and others).  At various times between 90 and 365 days after the closing and subject to reaching satisfactory agreements with certain secured and unsecured creditors, we must pay an aggregate amount of up to approximately $3,000,000 to creditors other than Xmark and (subject to stockholder approval, discussed below) deliver up to an aggregate of approximately 954,142 shares of Common Stock.  The amount of consideration was determined through arms-length negotiations.

In addition, after the closing and through 2010, we must pay Alliance further consideration in the form of an earn out based on Imagent® revenue we invoice (subject to certain reductions).  This earn out equals, for each year of the earn out:  7.5% of Imagent® revenue up to $20,000,000; 10% of Imagent® revenue between $20,000,000 and $30,000,000; 15% of Imagent® revenue between $30,000,000 and $40,000,000 and 20% of Imagent® revenue above $40,000,000.  The earn out will be reduced by amounts we pay pursuant to a license agreement with Schering Aktiengesellschaft, net of payments we receive from Schering under the license, and amounts of any indemnification claims we have against Alliance.  The earn out is subject to three additional offsets (which are to be applied in the manner described in the Asset Purchase Agreement) that entitle us to retain portions of the earn out otherwise payable to Alliance:

•                  Up to approximately $1,600,000 for a fixed price offset, depending on the satisfaction of certain conditions;

•                  The amount of any payments not committed to at closing we make after the closing to Alliance’s creditors plus up to $1,000,000 of litigation expenses for certain patent and other litigation; and

•                  Between $4,000,000 and $5,000,000, which is the principal and accrued interest under our bridge loans to Alliance, depending on the satisfaction of certain conditions.

In connection with the asset acquisition, we also hired approximately 33 employees of Alliance.

Agreements with Xmark

We entered into a series of agreements with two of Alliance’s creditors, Xmark Fund, L.P. and Xmark Fund, Ltd. (collectively, “Xmark”).  On April 30, 2003, we entered into a Going Forward Agreement pursuant to which Xmark agreed to extend the period during which Xmark had refrained from exercising its rights as a creditor against Alliance to permit us to complete the acquisition.

At the closing of our purchase of the Imagent® assets, we delivered to Xmark our promissory notes in the total principal amount of $2,500,000.  These notes are payable in two equal installments on August 5, 2003 and November 3, 2003 or (if sooner) at the time we complete a financing resulting in at least $18,000,000 of gross proceeds to us.  Interest on our notes to Xmark accrues at 3% over the prime rate and is payable in shares of our Common Stock.  At the closing, we issued Xmark 1,056,144 shares of Common Stock for the interest that had accrued to that date.

Xmark has a put right that requires us to repurchase at $1.00 per share up to 750,000 shares of Common Stock we issued under a prior agreement with Xmark and all additional shares we issue to Xmark under the Going Forward Agreement.  The put right is fully exercisable beginning 13 months after the closing of the acquisition of the Imagent® assets or if we close a financing for $20,000,000 or more.  Before that time, Xmark can exercise the put right in quarterly installments beginning 90 days after the closing of our acquisition of the Imagent® assets.  In connection with these quarterly installments, we can elect to defer repurchasing the shares if we lack adequate cash to satisfy our operating and working capital requirements for the subsequent 18-month period based on an operating plan approved by the Board.  We agreed to use our reasonable efforts to have sufficient cash to meet our operating plan.  If we do not repurchase these shares, Xmark is entitled to a payment of 1.5% of the value of the shares not repurchased for any 30-day period or pro rata portion thereof during which such failure is continuing.

We agreed to use our reasonable best efforts to register with the Securities and Exchange Commission Xmark’s resale of the Common Stock we issue to it within 60 days after April 30, 2003.  If we do not register by this date, we must pay a penalty of 1.5% per month of the amount of shares, payable at our election in additional stock or cash.

Our obligations to Xmark are secured by a first priority security interest on the Imagent® related tangible and intangible assets.  Xmark would be entitled to foreclose on its lien covering these assets if we default on our obligations to Xmark, if we lose FDA approval for Imagent®, if we fail to pay other debts, or if we file for bankruptcy protection or similar matters.

Equipment Lease with Baxter

We entered into an Equipment Lease Agreement with Baxter Healthcare Corporation dated as of June 18, 2003 relating to the manufacturing equipment located at our San Diego facility that we will use to produce Imagent®.  The Equipment Lease is for a term of three years and we have an option to purchase the equipment at any time during the term of the lease or upon its termination.  Under the terms of the Equipment Lease, we paid an initial fee of $75,000 and have a $10,500 basic monthly obligation.

Additional Capital

Three of our existing investors have provided capital to us in exchange for our convertible promissory notes in an aggregate principal amount of up to $3,000,000.  Funds are available under the notes in the investors’ discretion, and are to be used for working capital purposes or other purposes determined by our Board.  The notes bear interest at a rate of 7.25% per annum, compounded monthly.  Unless converted into Common Stock, amounts due under the notes are payable on the earlier of August 5, 2003 or if we commit various defaults or become subject to bankruptcy or similar proceedings.

The entire principal and interest outstanding under our notes to these investors automatically converts into shares of our Common Stock on the same terms and at the same price as the shares issued in a financing for additional long-term capital.  In no event, however, may the these be converted into shares of our Common Stock prior to stockholder approval if and to the extent that conversion would violate Nasdaq rules applicable to us.  To secure the obligations under our notes to these investors, we granted them a security interest in all of our tangible and intangible assets, including intellectual property.  This lien covers our Imagent®-related assets, but as to these assets the investors’ lien is subordinate to the security interest held by Xmark.

In addition, we are seeking capital in the range of $18,000,000 to $35,000,000 for our longer term capital needs.  These needs include discharging our ongoing obligations in connection with the acquisition of the Imagent® assets, as well as providing working capital and other funds to support our development and commercialization programs.  We expect this financing would be effected through a private placement of our securities to institutional or other accredited investors, and the subsequent resale of the securities would be registered with the Securities and Exchange Commission along with other shares covered by registration rights agreements (including certain Common Stock issued in connection with the acquisition of the Imagent® assets).  We and our investment bankers are in active discussions with several institutions regarding a potential investment.

Stockholder Approval

We intend to hold a meeting of stockholders, currently planned for the end of July, 2003.  Nasdaq rules applicable under these circumstances require us to obtain prior stockholder approval before issuing more than 20% of our stock.  In connection with the closing of the acquisition of the Imagent® assets, we issued approximately 18% of our outstanding Common Stock.  At the stockholder meeting, we will ask stockholders to consider approving our issuing additional shares of Common Stock that may exceed 20% of the outstanding Common Stock, which will be utilized in connection with the acquisition and our planned future financing.  Additional details about these matters will be provided in our proxy materials to be filed with the Securities and Exchange Commission.

Forward-Looking Statements

Statements in this Form 8-K that are not strictly historical are “forward-looking” statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks that may cause Photogen’s actual results in the future to differ materially from expected results. These risks and uncertainties include the ability of the company to:  successfully market its approved product, develop additional products and obtain regulatory approval for their use, obtain necessary financing to support its development and commercialization programs, manufacture or obtain supplies of drug product, maintain and defend intellectual property protection for its proprietary products, and avoid infringing intellectual property rights of third parties.  These and the other risks set forth below are described and qualified in their entirety by cautionary language and risk factors set forth in the company’s filings from time to time with the Securities and Exchange Commission.

Risk Factors.  We are now subject to several additional risks associated with the Imagent® business, including, but not limited to the following:

The market for imaging products is extremely competitive, and many of our competitors have greater resources and have products that are in more advanced stages of development than we do, which may give them a competitive advantage over us.

In addition to the Imagent® product, there are currently two FDA approved ultrasound contrast agents being marketed in the U.S. for certain cardiology applications by Amersham Health and Bristol-Myers Squibb.  In addition, Bracco International has filed a New Drug Application with the FDA seeking approval to market its product.  Three other companies (POINT Biomedical, Acusphere and Amersham Health) are in advanced clinical trials for the use of ultrasound contrast agents for assessing certain organs and vascular structures.  We expect that competition in the ultrasound contrast imaging field will be based primarily on each product’s safety profile, efficacy, stability, ease of administration, breadth of approved indications, and physician, healthcare payor and patient acceptance.  We are at the very early stages of launching the Imagent® product, and we cannot predict whether it will compete successfully with these other products.

We may encounter difficulties starting or expanding our manufacturing operations.

We are leasing a single manufacturing facility located in San Diego, California.  This facility is subject to a variety of quality systems regulations, international quality standards and other regulatory requirements, including requirements for good manufacturing practices, or current good manufacturing procedures.  We may encounter difficulties expanding our manufacturing operations in compliance with these regulations and standards, which also could result in a delay or termination of manufacturing or an inability to meet product demand.

We will face risks inherent in operating a single facility for the manufacture of Imagent®.  At this time, we do not have alternative production plans in place or alternative facilities available should the San Diego manufacturing facility cease to function.  These risks include unforeseen plant shutdowns due to personnel, equipment or other factors, and the resulting inability to meet customer orders on a timely basis.

We have to rely on third parties to market Imagent® and it may be difficult to implement our business development plans without this collaboration.

We are in negotiations with a unit of Cardinal Health, Inc. to assume Alliance’s outsourcing agreement for the sales and marketing of Imagent® in the U.S.  Although the Cardinal group will be dedicated exclusively to sales of Imagent®, we would not maintain absolute control over the Cardinal group’s activities.

The raw materials for Imagent® are subject to a long-term supply contract with one supplier.

We have assumed the rights and obligations of Alliance under the terms of the long-term supply agreement that Alliance has entered for the principal raw material for Imagent®.  Although some raw materials for the Imagent® product are currently qualified from only one source and we have some inventory, we will attempt to acquire additional inventory of these materials and to negotiate long-term supply arrangements.  Raw materials used in Imagent® cannot be changed without equivalency testing of any new material by us and approval of the FDA.

We filed a suit against Amersham for patent infringement which, if resolved unfavorably, could impede our ability to utilize our patents for Imagent®.

We filed a complaint against Amersham Health, Inc. and two other Amersham affiliates alleging that certain Amersham products infringe on claims in our patents covering Imagent®.  We also seek a declaration that our patents do not infringe on Amersham’s in this area, and other relief.  Alliance joined us as a plaintiff in this suit.  If the suit is resolved unfavorably to us, we may have difficulty utilizing the protections of our patents for Imagent® and there may be other complications that may make it difficult to implement our commercialization strategy for Imagent®.

Item 7.                         FINANCIAL STATEMENTS AND EXHIBITS.

This Form 8-K will be supplemented by amendment within 60 days after the date this Form 8-K must be filed to reflect the financial statements with respect to the business acquired and pro forma financial information.

(c)                                  Exhibits.  The following exhibits are filed with this report:

2.1                                 Asset Purchase Agreement dated as of June 10, 2003 by and between Photogen Technologies, Inc. and Alliance Pharmaceutical Corp.

10.1                           Going Forward Agreement dated as of April 30, 2003 by and among Photogen Technologies, Inc., Xmark Fund, L.P., and Xmark Fund, Ltd.

10.2                           Security Agreement dated as of June 18, 2003 by and among Photogen Technologies, Inc., Xmark Fund, L.P. and Xmark Fund, Ltd.

10.3                           Patent and Trademark Security Agreement dated as of June 18, 2003 by and among Photogen Technologies, Inc., Xmark Fund, L.P., and Xmark Fund, Ltd.

10.4                           Form of Secured Promissory Note dated June 18, 2003.

10.5                           Security Agreement dated as of June 18, 2003 by and among Photogen Technologies, Inc., Oxford Bioscience Partners IV L.P., MRNA Fund II L.P. and Mi3 LP.

10.6                           Patent and Trademark Security Agreement dated as of as of June 18, 2003 by and among Photogen Technologies, Inc., Oxford Bioscience Partners IV L.P., MRNA Fund II L.P. and Mi3 LP.

10.7                           Form of Revolving Convertible Senior Secured Promissory Note dated June 18, 2003.

10.8                           Equipment Lease dated as of June 18, 2003 by and between Photogen Technologies, Inc. and Baxter Healthcare Corporation.

99.1                           Press Release

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed by the undersigned hereunto duly authorized.

PHOTOGEN TECHNOLOGIES, INC.

	By:	/s/ Brooks Boveroux
Brooks Boveroux, Chief Financial Officer

Dated: June 20, 2003

EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Purchase Agreement dated as of June 10, 2003 by and between Photogen Technologies, Inc. and Alliance Pharmaceutical Corp.

10.1	Going Forward Agreement dated as of April 30, 2003 by and among Photogen Technologies, Inc., Xmark Fund, L.P., and Xmark Fund, Ltd.

10.2	Security Agreement dated as of June 18, 2003 by and among Photogen Technologies, Inc., Xmark Fund, L.P. and Xmark Fund, Ltd.

10.3	Patent and Trademark Security Agreement dated as of June 18, 2003 by and among Photogen Technologies, Inc., Xmark Fund, L.P., and Xmark Fund, Ltd.

10.4	Form of Secured Promissory Note dated June 18, 2003.

10.5	Security Agreement dated as of June 18, 2003 by and among Photogen Technologies, Inc., Oxford Bioscience Partners IV L.P., MRNA Fund II L.P. and Mi3 LP.

10.6	Patent and Trademark Security Agreement dated as of as of June 18, 2003 by and among Photogen Technologies, Inc., Oxford Bioscience Partners IV L.P., MRNA Fund II L.P. and Mi3 LP.

10.7	Form of Revolving Convertible Senior Secured Promissory Note dated June 18, 2003.

10.8	Equipment Lease dated as of June 18, 2003 by and between Photogen Technologies, Inc. and Baxter Healthcare Corporation.

99.1	Press Release